Exhibit 99.1

Company Contact:	Public Relations Contact:	Investor Relations Contact:
Roseann Maillie	Michelle Sawatka-Fernandez	Michael Steinberg
I-trax, Inc.	Edelman	American Capital Ventures
(610)-459-2405 x102	(212) 704-4544	(305) 918-7000
rmaillie@i-trax.com	michelle.fernandez@edelman.com	ms@amcapventures.com

FOR IMMEDIATE RELEASE

I-TRAX ANNOUNCES FOURTH QUARTER AND YEAR-END RESULTS
Full Year Record Revenue of $124.6 million, Raises Outlook for 2007

CHADDS FORD, PA, February 21, 2007 -- I-trax, Inc. (Amex: DMX), a leading provider of integrated health and productivity management, today reported financial results for the fourth quarter and year ended December 31, 2006.

Highlights
For the quarter ended December 31, 2006, I-trax reported record net revenue of $33.5 million and net income of $1.4 million compared to $31.4 million and $0.7 million, respectively, for the year-ago quarter. Net income applicable to common stockholders was $1.1 million, or $0.03 per diluted share, compared to $0.3 million, or $0.01 per diluted share, for the year-ago quarter. Results for the fourth quarter of fiscal 2006 include non-recurring income of $1.3 million from discontinued operations and $0.8 million of insurance-related expense reductions. Results also include $0.3 million of non-cash stock compensation expense as a result of the Company’s adoption of Statement of Financial Accounting Standards No. 123 Revised, “Share-Based Payment” (“SFAS 123R”) and $0.4 million of expense associated with the Company’s compliance efforts under Section 404 of the Sarbanes-Oxley Act of 2002. As of December 31, 2006, I-trax was providing services at 212 sites.

For the year ended December 31, 2006, the Company reported net income applicable to common stockholders of $0.6 million, or $0.02 per diluted share, compared to net loss applicable to common stockholders of $(16.1) million, or $(0.54) per diluted share reported for the year ended December 31, 2005. Prior year results include charges related to a restructuring of operations in the second quarter of 2005 of $13.9 million. Excluding such charges, I-trax’s net loss applicable to common stockholders for 2005 would have been $(2.2) million, or $(0.07) per diluted share. I-trax reported net revenue of $124.6 million for the year ended December 31, 2006 versus net revenue of $115.9 million for 2005.

Earnings before interest, taxes, depreciation, and amortization (“EBITDA”) for the year ended December 31, 2006 were $6.2 million compared to negative $(9.6) million for the year ended December 31, 2005. Excluding charges associated with restructuring, EBITDA for 2005 would have been $4.3 million.

Commenting on these results, Frank A. Martin, chairman, stated, “We stepped up the pace of our sales and marketing efforts in the fourth quarter and continued to invest in new products, technology and research. We achieved record revenue in the fourth quarter and for the year as a whole. As previously announced, we have commitments for 21 additional sites to be opened during 2007, mostly in the first half of the year. We are also working on new multi-site proposals and we are increasing our outlook for 2007 revenue from our last conference call to be $143 million to $147 million.

“Our fourth quarter and full year results are in line with prior expectations and guidance for both revenue and EBITDA. Our gross margin for the fourth quarter was 27.2% and 25.2% for the full year. Fourth quarter general and administrative expense includes approximately $2.0 million in spending on research, new product development, Sarbanes-Oxley Act compliance and non-cash stock compensation.

“Overall we are very pleased with our performance for the quarter and year. We have continued to focus on growing the business through strategic investments financed by internally generated funds while increasing current earnings. We increased such investments in the fourth quarter to support and enhance faster revenue growth and improved general and administrative and operating margins in 2007.”

Revenue
Net revenue for the quarter was $33.5 million, an increase of $2.2 million over the year-ago quarter. The Company began realizing the revenue effect of 11 new sites in the fourth quarter of 2006. For the year ended December 31, 2006, net revenue was $124.6 million as compared to $115.9 million for 2005. In comparison to the comparable periods of 2005, net revenue growth for the quarter and year ended December 31, 2006 was 6.9% and 7.5%, respectively. Pass-through pharmaceutical purchases for the fourth quarter were $39.6 million, bringing the year-to-date pass-through pharmaceutical purchases to $152.7 million.

Excluding net revenue in the prior year periods related to contracts and business that the Company restructured or exited, the 2006 fourth fiscal quarter and fiscal year growth rates were 10.2% and 10.8%, respectively.

Expenses
For the quarter, operating expenses were $24.4 million, or 72.8% of net revenue. For the year ended December 31, 2006, operating expenses were $93.2 million, or 74.8% of net revenue, compared to 76.3% for 2005. Accordingly, gross margin increased to 25.2% for 2006 compared to 23.7% for 2005. Fourth quarter and full year gross margins benefited from insurance related expense reductions of $0.8 million and $1.3 million, respectively.

General and administrative expenses were $8.0 million, or 24.0% of net revenue, for the fourth quarter, and $26.4 million, or 21.2% of net revenue, for the full year. Non-cash stock compensation expense was approximately $0.3 million for the fourth quarter and $1.3 million for the full year but was not included in general and administrative expenses prior to January 1, 2006. Sarbanes-Oxley Act compliance costs were $0.4 million in the fourth quarter and $0.6 million for the full year, compared to less than $0.1 million during fiscal year 2005. Expenditures on new product development and sales and marketing activities were $1.3 million in the fourth quarter and $3.9 million for the full year.

Operating profit for the three months and twelve months ended December 31, 2006 was $0.3 million and $1.7 million, respectively, including the effect of non-cash stock compensation expense.

Net Income and EBITDA
Net income for the quarter and year ended December 31, 2006 was $1.4 million and $1.8 million, respectively. EBITDA was $2.4 million for the fourth quarter (including the effect non-cash stock compensation charges of $0.3 million). For the year ended December 31, 2006, EBITDA was $6.2 million (including the effect of non-cash stock compensation charges of $1.3 million) compared to $4.3 million for the year-ago period excluding restructuring charges. Net income and EBITDA amounts including non-cash stock compensation for 2006 are as follows ($ in thousands):

	Three months ended				Year ended
	March 31, 2006	June 30, 2006	Sept. 30, 2006	Dec. 31, 2006	Dec. 31, 2006
Net income/(loss)	$(29)	$241	$204	$1,350	$1,766

Interest	114	115	113	132	474
Taxes	90	90	234	97	511
Depreciation and amortization	915	885	885	804	3,489
EBITDA	$1,090	$1,331	$1,436	$2,383	$6,240

Excluding both non-cash stock compensation expense of $1.3 million and a non-recurring income from discontinued operations of $1.3 million, 2006 EBITDA was $6.2 million compared to the Company’s guidance of $4.0 million to $6.0 million for 2006 excluding non-cash stock compensation.

Cash Flow and Balance Sheet
Cash and cash equivalents decreased during the quarter by $2.4 million. Cash used in operations was $0.6 million. The Company used cash for investment activities of $0.4 million and financing activities of $1.4 million, which are primarily repayments on the Company’s credit facility. Investments were mainly for software and enhancements of systems to improve operational efficiency.

On December 31, 2006, I-trax had cash of $6.6 million and debt of $9.1 million, compared with $5.4 million and $8.6 million, respectively, at December 31, 2005. The Company’s current ratio, excluding dividends payable on preferred stock, improved to 1.27 at December 31, 2006 from 1.00 at December 31, 2005.

2007 Guidance and Outlook
The Company currently expects 2007 net revenue in a range of $143 million to $147 million.

The Company currently expects 2007 EBITDA of $6.0 million to $6.2 million including the effect of non-cash stock compensation expense and $7.8 million to $8.0 million excluding non-cash stock compensation. The Company currently expects 2007 net income of $1.8 million to $2.0 million.

Conference Call
I-trax will host a conference call at 4:30 p.m. EST today. During the call, Frank A. Martin, chairman, R. Dixon Thayer, chief executive officer, Dr. Raymond J. Fabius, president and chief medical officer, and David R. Bock, chief financial officer, will discuss the Company’s financial and operating results. The telephone number for the conference call is (866) 321-0042; the participant pin number is 438285#. Investors may also listen to the conference call on I-trax’s web site, www.i-trax.com, by selecting the conference link on the Investor Information page.

Investors may access an encore recording of the conference call for one week by calling (866) 696-3395; the pin number is 198687#. The encore recording will be available approximately two hours after the conference call concludes. Investors may also access a recording of this call on I-trax’s web site available 90 days after the call.

Non-GAAP Financial Measures
The Company makes use of EBITDA which is not a recognized term under generally accepted accounting principles, or “GAAP,” and should not be considered as an alternative to net income/(loss) or net cash provided by operating activities, which are GAAP measures. The Company believes EBITDA is a useful performance indicator for measuring the growth of the Company’s core operations. The Company reconciles EBITDA to net income/(loss) at the end of this release. Because the Company initiated a significant restructuring during 2005, the Company has also included a reconciliation of certain financial indicators excluding restructuring-related activities to assist readers in comparing fiscal 2005 to fiscal 2006. In this press release, the Company also makes use of certain financial measures that exclude the non-cash stock compensation expense resulting from the Company’s adoption of SFAS 123R, effective January 1, 2006, so that such measures may be compared with the information presented on the face of the Company’s prior statements of operations.

About I-trax
I-trax is a leading provider of integrated workplace health and productivity management solutions. Serving nearly 100 clients at over 200 locations nationwide, I-trax offers on-site health centers through its CHD Meridian Healthcare, LLC subsidiary, which delivers primary care, acute care corporate health, occupational health and pharmacy care management services as well as integrated disease management, wellness and disability management programs. I-trax provides a comprehensive solution utilizing telephonic and e-health tools to enhance the trusted relationship established by our clinicians at the worksite. CHD Meridian is focused on making the workplace safe, helping companies achieve employer of choice status, reducing costs while improving the quality of care received and the productivity of the workforce. Managing employer-sponsored health centers for over 40 years, some of CHD Meridian Healthcare’s clients include:  BMW, Blue Ridge Paper, Coors Brewing Company, Coushatta Casino Resort, DENSO Manufacturing Michigan, Deutsche Bank, Eastman Chemical, Fieldale Farms, Horizon Blue Cross Blue Shield of New Jersey, Lowes, Toyota and UnumProvident.  For more information, visit www.chdmeridian.com.

Safe Harbor Statement: This press release contains forward-looking statements that are based upon current expectations and assumptions, which involve a number of risks and uncertainties. Investors are cautioned that these statements may be affected by certain important factors, and consequently, actual operations and results may differ, possibly materially from those expressed in such statements. The important factors include, but are not limited to: demand for the Company’s products and services and the Company’s ability to execute new service contracts; uncertainty of future profitability; general economic conditions; the risk associated with a significant concentration of revenue with a limited number of customers; and the Company’s ability to renew and maintain contracts with existing customers under existing terms. I-trax undertakes no obligation to update or revise any forward-looking statement. These and other risks pertaining to I-trax are described in greater detail in I-trax's filings with the Securities and Exchange Commission.

Attached: Balance sheet, quarterly income statements and reconciliations of non-GAAP financial measures.

I-TRAX, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)
(in thousands, except share data)

	Quarter Ended December 31		Year Ended December 31
	2006	2005	2006	2005

Net revenue	$33,527	$31,359	$124,589	$115,887

Costs and expenses:
Operating expenses	24,397	23,714	93,247	88,457
Impairment of long-lived assets	-	-	-	12,470
Provision for loss contracts	-	-	-	663
Restructuring expenses	-	-	-	783
General and administrative expenses	8,046	5,767	26,401	23,130
Depreciation and amortization	746	876	3,259	3,616
Total costs and expenses	33,189	30,357	122,907	129,119

Operating profit/(loss)	338	1,002	1,682	(13,232)

Interest	132	55	474	454
Amortization of financing costs	58	57	230	239
Income/(loss) before provision for income taxes	148	890	978	(13,925)

Provision for income taxes	97	141	511	147

Income/(loss) from continuing operations	51	749	467	(14,072)

Income from discontinued operations	1,299	-	1,299	-

Net income/(loss)	1,350	749	1,766	(14,072)

Less preferred stock dividend	(282)	(489)	(1,184)	(2,049)

Net income/(loss) applicable to common stockholders	$1,068	$260	$582	$(16,121)

Earnings/(loss) per common share:
Basic
From continuing operations	$(0.01)	$0.01	$(0.02)	$(0.54)
From discontinued operations	$0.04	$-	$0.04	$-
Net earnings/(loss) per common share	$0.03	$0.01	$0.02	$(0.54)

Diluted
From continuing operations	$(0.01)	$0.01	$(0.02)	$(0.54)
From discontinued operations	$0.03	$-	$0.03	$-
Net earnings/(loss) per common share	$0.03	$0.01	$0.02	$(0.54)

Weighted average shares
Basic	36,526,863	31,430,095	36,039,650	29,716,114
Diluted	38,038,940	41,412,283	37,614,510	29,716,114

Reconciliation of net income/(loss) to EBITDA

Net income/(loss)	$1,350	$749	$1,766	$(14,072)
Add: Depreciation and amortization	804	933	3,489	3,855
Add: (Benefit from)/provision for income taxes	97	141	511	147
Add: Interest	132	55	474	454
EBITDA	$2,383	$1,878	$6,240	$(9,616)

Impairment of long-lived assets	-	-	-	12,470
Provision for loss contracts	-	-	-	663
Restructuring expenses	-	-	-	783
EBITDA, excluding restructuring-related activities	$2,383	$1,878	$6,240	$4,300

Reconciliation of net income/(loss)
to adjusted net income/(loss), excluding
restructuring-related activities

Net income/(loss)	$1,350	$749	$1,766	$(14,072)
Impairment of long-lived assets	-	-	-	12,470
Provision for loss contracts	-	-	-	663
Restructuring expenses	-	-	-	783
Net income/(loss), excluding restructuring-	$1,350	$749	$1,766	$(156)
related activities

Reconciliation of operating profit/(loss)
to adjusted operating profit/(loss), excluding
restructuring-related activities

Operating profit/(loss)	$338	$1,002	$1,682	$(13,232)
Impairment of long-lived assets	-	-	-	12,470
Provision for loss contracts	-	-	-	663
Restructuring expenses	-	-	-	783
Operating profit/(loss), excluding restructuring-	$338	$1,002	$1,682	$684
related activities

I-TRAX, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share data)

	December 31, 2006	December 31, 2005
Assets
Current assets
Cash and cash equivalents	$6,558	$5,386
Accounts receivable, net	21,704	15,490
Other current assets	1,526	1,899
Total current assets	29,788	22,775

Property, plant and equipment, net	3,377	4,042
Intangible assets, net	70,181	72,125
Other assets	41	41

Total assets	$103,387	$98,983

Liabilities and stockholders' equity

Current liabilities
Accounts payable	$10,377	$8,069
Other accruals and liabilities	16,188	17,773
Total current liabilities	26,565	25,842

Other long term liabilities	11,131	10,978
Total liabilities	37,696	36,820

Stockholders' equity
Preferred stock $0.001 par value, 2,000,000 shares authorized, 559,101 and 853,039 issued and outstanding, respectively	1	1
Common stock, $0.001 par value, 100,000,000 shares authorized, 36,613,707 and 32,818,955 shares issued and outstanding, respectively	36	32
Paid in capital	136,623	134,864
Retained earnings	(70,969)	(72,734)
Total stockholders' equity	65,691	62,163

Total liabilities and stockholders' equity	$103,387	$98,983